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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 2004

                                 GFY FOODS, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)

                              601 Deerfield Parkway
                             Buffalo Grove, IL 60089
                             -----------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (847) 353-7554
                                 --------------
               Registrant's Telephone Number, Including Area Code


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Item 5.  Other Events.
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         On March 22, 2004, the Registrant increased its number of authorized shares of $0.001 par value common stock from 2,000,000,000 to 4,000,000,000.

         On March 24, 2004, the Registrant authorized the issuance of one billion (1,000,000,000) shares of restricted common stock to Ed Schwalb, the president of the Registrant. Under the terms of the Registrant's employment agreement with Mr. Schwalb, Mr. Schwalb is authorized to maintain an ownership percentage of seventy percent (70%) of the outstanding shares of the Registrant. After the issuance of this stock, Mr. Schwalb owned approximately 60.5% of the total common shares outstanding.


                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2004                       GFY Foods, Inc.

                                            By:  /s/ Ed Schwalb
                                                 --------------
                                            Name:  Ed Schwalb
                                            Title: President